(Insurance)

Exhibit 8(mmm)(7)

Amendment No. 6 to Participation Agreement (TST)

AMENDMENT NO. 6

TO

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC. AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Amendment to the Participation Agreement (the “Agreement”), dated October 20, 2008, among Transamerica Advisors Life Insurance Company, an Arkansas corporation (the “Insurance Company”), Transamerica Series Trust, a Delaware statutory trust (the “Trust”) and Transamerica Capital, Inc., a California company (the “Distributor”).

WHEREAS, the Insurance Company, the Trust and the Distributor, desire to amend the Agreement, as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. The existing first paragraph is deleted in its entirety and replaced with the following:

THIS AGREEMENT, made and entered into this 20th day of October , 2008, by and among Transamerica Advisors Life Insurance Company, an Arkansas life insurance company (the “Insurance Company”), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto, as may be revised from time to time, with notice to all parties, (each such account hereinafter referred to as the “Account”), Transamerica Series Trust, a Delaware statutory trust (the “Trust”) and Transamerica Capital, Inc., a California company (the “Distributor”).

2. The existing seventh “WHEREAS” clause is deleted in its entirety and replaced with the following:

WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1993 Act, certain variable annuity or variable life insurance contracts identified on Schedule A to this Agreement, as revised from time to time with notice to all parties hereto (the “Contracts”).

3. A new paragraph, numbered consecutively, is added to Article II. Representations, Warranties and Agreements, as follows:

2.11 Commodity Pool Operator.

Fund and Fund Manager each agree to promptly notify Insurer when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Until such notification is provided to Insurer, Fund represents and warrants that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. Fund and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

4. The parties agree to combine existing Schedules A, B and C into a single schedule, hereby referenced as “Schedule A”. Existing Schedules A, B and C of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A, which may be revised from time to time, with notice to all parties. All references to Schedule B or Schedule C in the Agreement are hereafter, a reference to Schedule A. Schedule D to the Agreement is renamed Schedule B. All references to Schedule D in the Agreement are hereafter, a reference to Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L. Smith
Name:	Christopher A. Staples	Name:	Brenda L. Smith
Title:	Assistant Secretary	Title:	Vice President

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

SCHEDULE A

Revised May 1, 2013

SEPARATE ACCOUNTS and

DATE OF RESOLUTION OF INSURANCE COMPANY’S BOARD

WHICH ESTABLISHED THE ACCOUNTS

Merrill Lynch Life Variable Annuity

Separate Account A - August 6, 1991

Merrill Lynch Life Variable Annuity

Separate Account C - November 16, 2001

Merrill Lynch Life Variable Annuity

Separate Account B – August 6, 1991

POLICIES/CONTRACTS

Merrill Lynch Investor Choice AnnuitySM (Investor Series)

Merrill Lynch Consults Annuity®

Merrill Lynch Retirement Plus®

PORTFOLIOS – SERVICE CLASS SHARES

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Tactical Allocation VP

Transamerica BNP Paribas Large Cap Growth VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica Market Participation Strategy VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical Conservative –VP

Transamerica PIMCO Tactical – GrowthVP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica WMC Diversified Growth VP

Transamerica AEGON Active Asset Allocation – Conservative VP

Transamerica AEGON Active Asset Allocation – Moderate Growth VP

Transamerica AEGON Active Asset Allocation – Moderate VP

Transamerica Legg Mason Dynamic Allocation - Balanced VP

Transamerica Legg Mason Dynamic Allocation - Growth VP

Transamerica Vanguard EFT Portfolio – Balanced VP

Transamerica Vanguard EFT Portfolio - Conservative VP

Transamerica Vanguard EFT Portfolio - Growth VP